AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 2012
REGISTRATION NO. 333-________

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Healthient, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	33-0730042
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

15132 Park of Commerce Blvd., Jupiter FL 33478
(Address of Principal Executive Offices, Including Zip Code)

2010 EQUITY COMPENSATION PLAN
(Full Title of the Plan)

Katherine T. West, President
15132 Park of Commerce Blvd., Jupiter FL 33478
Tel. (561) 935-6449
(Name, Address, and Telephone Number of Agent for Service)

COPIES TO:
Iwona J. Alami, Esq.
Law Offices of Iwona J. Alami
620 Newport Center Drive, Suite 1100
Newport Beach, California 92660
(949) 760-6880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum	Amount of
Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	per Share (1)	Price (1)	Fee
Common Stock, par value	2,000,000	$0.85 (2)	$ 1,700,000	$232

Total	2,000,000			$232

(1)
In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional Common Shares as may become issuable pursuant to anti-dilution provisions of the plan.

(2)
Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee based on the closing market price on October 25, 2012 of $0.85 per share.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.  This Registration Statement on Form S-8 registers an additional 2,000,000 shares of common stock of Healthient, Inc. (the “Registrant”) to be issued under the Registrant's 2010  Equity Compensation Plan, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the number of shares of common stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the Plan over and above the number of shares previously registered.

Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8 (File No. 333-170496) filed with the Securities and Exchange Commission on November 9, 2010.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the "Commission") by Healthient, Inc. (the "Registrant") are incorporated by reference:

(i) the Registrant's annual report on Form 10-K for the fiscal year ended June 30, 2012 as filed on October 16, 2012, and the quarterly report on Form 10-Q for the quarter ended March 31, 2012 as filed on May 15, 2012, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

 (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2, file number 333-59114, filed under the Securities Act of 1933, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

*2.1	Agreement and Plan of Reorganization by and between Time Associates, Inc. and Healthient, Inc.
*3.1	Articles of Incorporation of Time Associates, Inc.
*3.2	Bylaws of Time Lending, California, Inc.
*3.3 *3.4	Amendments to the Articles of Incorporation of Time Associates, Inc. Amendments to the Articles of Incorporation of Healthient, Inc.
*4.1	Specimen Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form SB-2).
5.1	Opinion of Counsel as to the legality of securities being registered.
*10.1	Share Exchange Agreement by and between Time Associates, Inc., Healthient, Inc. and William Alverson
*10.2	2010 Equity Compensation Plan.
23.1	Consent of Independent Public Accountants (RONALD R. CHADWICK, P.C.).
23.2	Consent of Legal Counsel (included in Exhibit 5.1)

______________
* Previously filed with the Securities Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, Florida, on October 26, 2012.

Healthient, Inc.

By:	/s/ Katherine T. West
Katherine T. West
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Katherine T. West
Katherine T. West	President (Principal Executive Officer) and Director	October 26, 2012

/s/ William D. Lindberg
William D. Lindberg	Chief Financial Officer (Principal Accounting Officer)	October 26, 2012

/s/ William Alverson
William Alverson	Director	October 26, 2012

INDEX TO EXHIBITS

*2.1	Agreement and Plan of Reorganization by and between Time Associates, Inc. and Healthient, Inc.
*3.1	Articles of Incorporation of Time Associates, Inc.
*3.2	Bylaws of Time Lending, California, Inc.
*3.3 *3.4	Amendments to the Articles of Incorporation of Time Associates, Inc. Amendments to the Articles of Incorporation of Healthient, Inc.
*4.1	Specimen Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form SB-2).
5.1	Opinion of Counsel as to the legality of securities being registered.
*10.1	Share Exchange Agreement by and between Time Associates, Inc., Healthient, Inc. and William Alverson
*10.2	2010 Equity Compensation Plan.
23.1	Consent of Independent Public Accountants (RONALD R. CHADWICK, P.C.).
23.2	Consent of Legal Counsel (included in Exhibit 5.1)

______________
* Previously filed with the Securities Exchange Commission.